UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 16, 2009

WHO’S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Marketing & Lead Generation Agreement
The effort by Who’s Your Daddy, Inc. (the “Company”) to raise capital for the purpose of restructuring its business plan and to fund its operations has been extremely difficult given our significant losses and debt burden.  Since January 2009, the Company has worked with a variety of consultants and has developed a new internet marketing strategy, which includes finding partners to develop the landing site, bring marketing leads, put up a merchant account for customer credit card use and identify individuals to promote our products.  In addition the Company has been attempting to locate investors to fund the implementation of the marketing plan and to fund the Company’s operations.
On September 16, 2009, Who’s Your Daddy, Inc. (the “Company”) entered into a Marketing & Lead Generation Agreement (the “Agreement”) with Gigamind Inc. (“Gigamind”).  Under the Agreement, which has a term of 24 months, Gigamind will arrange for the design and development of an internet landing page and graphics for the marketing of certain of the Company’s products, arrange for the use of an established merchant account for the purpose of allowing the Company’s customers to use credit cards, and bring to the Company an initial list of 5 million qualified leads for the marketing of certain products.  Under the Agreement, Gigamind has also committed to provide another 35 million qualified leads depending on the success of the initial 5 million lead rollout.
In connection with the Agreement, the Company has agreed to pay Gigamind $4,500 for the design and development of the landing page and graphics as well as $1,000 per each 1 million of leads used by the Company.  In addition, the Company will pay Gigamind $20 for each lead for which there is a successful first billing for the Company’s products plus an additional $12.50 for each successful rebilling by the Company.
Given the Company’s significant losses and debt burden, the Agreement also requires a structure be established whereby funds distributed to the Company from the merchant account will be encumbered for the benefit of outside investors for funding the production of the inventory and operating expenses related to the internet marketing program.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Marketing & Lead Generation Agreement between Who’s Your Daddy, Inc. and Gigamind Inc. dated September 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Who’s Your Daddy, Inc.
a Nevada corporation

Dated: September 18, 2009		/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer